UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant

To Section 18 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): November 1, 2004

MEGOLA, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada

000-49815

88-0492605

(State or other jurisdiction

(Commission

(I.R.S. employer

of incorporation)

File Number)

identification number)

446 Lyndock St. , Suite 102, Corunna, Ontario N0N 1G0

(Address of principal executive offices) (Zip code)

(519) 481-0628

Registrant’s telephone number, including area code

None

(Former Address If Changed since Last Report)

Item 8.01

Other Events

Effective November 1, 2004 Registrant entered into a Letter of Understanding with Megola

GmbH (a German corporation) pursuant to which and subject to the execution of a Definitive Agreement. Registrant will acquire a controlling (70%) common stock interest in GmbH, the company which owns the patent to the CDI machine and intellectual/software property rights to the ScaleGuard water treatment devices. The CDI device is a capacitive deionization process while the ScaleGuard uses a electromagnetic technology which conditions hard water and at the same time eliminates the build-up of scale.  These devices are the major focus of the Registrant’s developing new business.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Megola, Inc.

(Registrant)

Dated: November 22, 2004

By:  /s/ Joel Gardner

Joel Gardner, President